Exhibit 10.13

ASSIGNMENT

Inland Real Estate Acquisitions, Inc. (“IREA”) entered into that certain Purchase And Sale Agreement (as amended and reinstated ) [“Contract”] as Purchaser, with Newington-Berlin Retail, LLC, a Connecticut limited liability company (“N-B”) as Seller, for the purchase of the L. A. Fitness and Sam’s Club portion of the Newington Fair Shopping Center (the “Property”). The Contract was dated as of May 9, 2012, and IREA was originally prepared to assign the Contract to Inland Diversified Newington Fair, L.L.C. (“IDN”), but such assignment was never completed and IDN has elected not to purchase the Property. Each of IREA and IDN hereby sell, assign, transfer and convey to IREIT Newington Fair, L.L.C., a Delaware limited liability company (“IREIT”) , all of IREA’s and IDN’s respective right, title and interest in and to the Contract and IREIT assumes all obligations of the Purchaser under the Contract. Further, Each of IREA and IDN hereby sell, assign, transfer and convey to IREIT all tenant and other estoppels naming either of IREA and/or IDN.

Dated: December 17, 2012

Inland Diversified Newington Fair, L.L.C., a Delaware limited liability company,		Inland Real Estate Acquisitions, Inc. an Illinois corporation,

By:	Inland Diversified Real Estate Trust Inc., A Maryland corporation, its sole member	By:	/s/ Lou Quilici
Lou Quilici, Senior Vice President
By:	/s/ Carol Hoffman
Carol Hoffman, Assistant Secretary

ACCEPTANCE OF ASSIGNMENT

IREIT hereby accepts the foregoing Assignment of all of the right, title and interest of IREA and IDN in and to the Contract and IREIT agrees to comply with and abide by the terms and provisions of the Contract that apply to the Purchaser thereunder.

Dated: December 17, 2012

IREIT Newington Fair, L.L.C., a Delaware

limited liability company,

By: Inland Real Estate Income Trust,

Inc., a Maryland corporation, its sole

member

By: /s/ JoAnn McGuinness __________

JoAnn McGuinness, President